Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectus of Esterline Technologies Corporation for the registration of common stock, debt securities, convertible debt securities, stock purchase contracts, and stock purchase units and to the incorporation by reference therein of our reports dated December 18, 2006, with respect to the consolidated financial statements of Esterline Technologies Corporation, Esterline Technologies Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Esterline Technologies Corporation, incorporated by reference in its Annual Report (Form 10-K) for the year ended October 27, 2006 and the related financial statement schedule of Esterline Technologies Corporation included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

October 4, 2007